UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                             FORM SB-2

       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933.
                        (AMENDMENT NO. 1)

                    BLUESKY FILING CORPORATION
            --------------------------------------------
            (Name of Small Business Issuer in its charter)

New Jersey                 7389                52-2319187
------------              --------            ------------
State of Incorporation  (Primary Standard  (I.R.S. Employer
                         Classification No.) Identification No.)

        819 Nassau Street, North Brunswick, New Jersey 08902
                         (732) 249-0315
  ----------------------------------------------------------------
(Address and Telephone Number of Registrant's Principal Place of Business)

                  Albert C. Zeller, II - President
                   c/o BLUESKY FILING CORPORATION
         819 Nassau Street, North Brunswick, New Jersey 08902
                          (732) 249-0315
     ------------------------------------------------------------
       (Name, Address and Telephone Number of Agent for Service)

Approximate Date of Proposed Sale to the Public: As soon as practicable from time to time after this registration statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the Registration statement is expected to be made pursuant to Rule 434, please check the box. |_|

                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------
Title of         Number          Proposed        Proposed
each Class of    of Shares       Maximum         Aggregate  Amount of
Securities to    Securities to   Offering Price  Offering   Registration
be Registered    be Registered   per Unit        Price (1)  Fee (1)
---------------------------------------------------------------------------

Common Stock           500,000       $0.10     	$50,000     $13.35
included in Unit
                                            --------------  -----------
     TOTAL                                      $50,000     $13.35

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


               BLUESKY FILING CORPORATION OFFERING PROSPECTUS
                      Maximum Offering: 500,000 Units
                       Offering Price: $0.10 per Unit

BLUESKY FILING CORPORATION, (the "Company") (the "Company") offers for sale, on a self-underwritten basis, the maximum amount of 500,000 units at a price of $0.10 per unit. There is no minimum number of shares to be sold in this offering. There is no escrow account setup for this transaction. Each unit consists of one share of common stock. Proceeds from the sale of the shares will go immediately to the Company. This offering will be terminated upon the earlier of: the sale of the maximum amount, twelve months after the date of this prospectus, or the date on which the Company decides to close the Offering.
 A minimum purchase of 100 units (shares) is required. The Company reserves the right to reject any Share Purchase Agreement in full or part. (See "Plan Of Distribution").

Investing in our securities involves some risk. (See "RISK FACTORS," page 6).

The securities offered herein should not be purchased by any investor who cannot afford to sustain the total loss of their investment.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any State securities agency nor has the Commission or any agency passed upon the accuracy of adequacy of this prospectus. Any representation to the contrary is a CRIMINAL OFFENSE.

This is our initial public offering. No public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering.

The shares will be offered and sold by our officers without any discounts or other commissions.

===========================================================================
                 Price to      Underwriting Discounts    Proceeds to
                 Public        and Commissions           Company(1)
---------------------------------------------------------------------------

Per Share        $0.10         	$0.00                 $0.10
---------------------------------------------------------------------------
Total Maximum    $50,000    	$0.00                 $50,000
===========================================================================


(1) Proceeds to the Company are shown before deducting offering expenses payable by the Company estimated at $19,000, including legal and accounting fees and printing costs.

                 The date of this Prospectus is July 20, 2001.




TABLE OF CONTENTS
                                                                       Page

Summary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
Determination of Offering Price. . . . . . . . . . . . . . . . . . . . . 15
Dilution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
Selling Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . 16
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . 16
Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
Directors, Executive Officers, Promoters and Control Persons . . . . . . 17
Security Ownership of Certain Beneficial Owners and Management . . . . . 17
Description of Securities. . . . . . . . . . . . . . . . . . . . . . . . 18
Interest of Named Experts and Counsel. . . . . . . . . . . . . . . . . . 19
Disclosure of Commission Position of Indemnification
for Securities Act Liabilities . . . . . . . . . . . . . . . . . . . . . 19
Organization Within Last Five Years. . . . . . . . . . . . . . . . . . . 20
Description of Business. . . . . . . . . . . . . . . . . . . . . . . . . 20
Plan of Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
Description of Property. . . . . . . . . . . . . . . . . . . . . . . . . 20
Certain Relationships and Related Transactions . . . . . . . . . . . . . 21
Market for Common Equity and Related Stockholder Matters . . . . . . . . 21
Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . . 22
Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . 22
Changes in and Disagreements with Accountants Disclosure . . . . . . . . 27




ITEM 3. SUMMARY INFORMATION AND RISK FACTORS

     The following summary is qualified in its entirety by reference to the detailed information and consolidated financial statements, including the notes thereto, appearing elsewhere in this prospectus. Each prospective investor is urged to read this prospectus in its entirety, and particularly the information set forth in "RISK FACTORS."

THE COMPANY
BLUESKY FILING CORPORATION is an online consulting and service company that will provide for a fee, preparation of offering and filing documents relating but not limited to offers to be filed with the Securities Exchange Commission and the applicable paperwork to be filed with any state agencies as may be required. Leads for these jobs will be obtained from the Companies website at http://www.blueskyfiling.com and other advertising resources as the Company deems necessary. The site would allow clients to submit their paperwork to us electronically via email and submission forms. The Company is currently a Securities Exchange Act reporting Company under Section 12(g).

Securities Offered:     Maximum of 500,000 units.
                        Each unit consists of one share of common stock with no par value.

Offering Price:          $0.10 per unit.

Escrow Agent:            NONE. All Proceeds go directly to the Company.


Summary of Selected      We are a development stage company and have had no
Data:                    Revenues or Financial earnings from operations.


As of May 25, 2001, our financial data is as follows:

                              Total Assets                         $     100
                              Total Liabilities                    $     100
                              Shareholder Equity                   $       0
                              Net Tangible Book Value              $       0
                              Net Tangible Book Value per Share    $     .00


RISK FACTORS

LIMITED  OR NO OPERATING HISTORY OF COMPANY; ABILITY  TO
CONTINUE AS A GROWING CONCERN

The Company is currently in a developmental period from its inception on May 24, 2001 till now, and is still in the early stages of growth. Accordingly, the Company has a limited or no operating history on which to base an evaluation of its business and prospects. The Company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets such as online commerce. Such risks for the Company include, but are not limited to, an evolving and unpredictable business model and the management of growth.

To address these risks, the Company must, among other things, obtain a client base, implement and successfully execute its business and marketing strategy, continue to develop and upgrade its technology and processing systems, improve its Web site, provide superior customer service and request fulfillment, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that the Company will be successful in addressing such risks, and the failure to do so could have a material adverse effect on the Company's business, prospects, financial condition and results of operations. Since incorporation, the company has been involved in research and development.

Further research and development of the business model and strategy of the company will continue and result in expenses, which will reduce the profitability of the company, if any. Investors in the company's offering should be aware that the offering is a venture capital offering, subject to substantial risks.

Since inception, the Company has not incurred any profit. The Company believes that its success will depend in large part on its ability to (i) obtain a brand name position, (ii) provide its clients with outstanding value. Accordingly, the Company intends to invest heavily in marketing and promotion, site development and technology and operating infrastructure development. The Company also intends to offer attractive pricing, which will reduce its gross margins.
Because the Company has relatively high gross margins
(approx. 60%), achieving high profitability depends upon the Company's ability to generate and sustain substantially increased clients levels.

The Company expects to use a portion of the net proceeds of this offering to fund its operating losses. If such net proceeds, together with cash generated by operations, are insufficient to fund future operating losses, the Company may be required to raise additional funds. There can be no assurance that such financing will be available, if at all, in amounts or on terms acceptable to the Company.

The Company has not incurred any net profit. The accompanying financial statements have been prepared in conformity with generally accepted accounting procedures. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

Management expects to complete this offering in 2002, which management expects will provide sufficient funding to continue present operations and support future marketing and development activities.


UNPREDICTABILITY    OF   FUTURE   REVENUES;    POTENTIAL
FLUCTUATIONS IN QUARTERLY
OPERATING RESULTS; SEASONALITY

As a result of the Company's limited operating history and the emerging nature of the markets in which it competes, the Company is unable to accurately forecast its revenues. The Company's current and future expense levels are based largely on its investment plans and estimates of future revenues. Sales and operating results generally depend on the volume of, timing of, and ability to fulfill requests received for services, which are difficult to forecast. The Company may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall.
Accordingly, any significant shortfall in revenues in relation to the Company's planned expenditures could have an immediate adverse effect on the Company's business, prospects, financial condition and results of operations. Further, as a strategic response to changes in the competitive environment, the Company may from time to time make certain pricing, service or marketing decisions that could have a material adverse effect on its business, prospects, financial condition and results of operations. See "Business--Competition."

The Company expects to experience significant fluctuations in its future quarterly operating results due to a variety of factors, many of which are outside the Company's control. Factors that may adversely affect the Company's quarterly operating results include: (i) the Company's ability to obtain and retain clients, attract new clients at a steady rate, maintain client satisfaction and establish consumer confidence in conducting transactions on the Internet environment,
(ii) the Company's ability to manage processing operations electronically, (iii) the announcement or introduction of new Web sites, services and products by the Company and its competitors, (iv) price competition or higher service(s) prices, (v) the level of use and consumer acceptance of the Internet and other online services for the purchase of consumer products such as those offered by the Company, (vi) the Company's ability to upgrade and develop its systems and infrastructure and attract new personnel in a timely and effective manner, (vii) the level of traffic on the Company's Web site, (viii) technical difficulties, systems downtime or Internet brownouts, (ix) the amount and timing of operating costs and capital expenditures relating to expansion of the Company's business, operations and infrastructure, (x) delays in revenue recognition at the end of a fiscal period as a result of shipping or logistical problems, (xi) governmental regulation, (xii) economic conditions specific to the Internet and online commerce, and (xiii) general economic conditions.

The Company expects that it will experience seasonality in its business, reflecting a combination of seasonal fluctuations in Internet usage and traditional securities market patterns (Nasdaq, Amex, Dow, etc.).

Due to the foregoing factors, in one or more future quarters, the Company's operating results may fall below the expectations of securities analysts and investors.
In such event, the trading price of the Common Stock would likely be materially adversely affected.


RELIANCE   ON   INTERNALLY  DEVELOPED  SYSTEMS;   SYSTEM
DEVELOPMENT RISKS

A key element of the Company's strategy is to generate a high volume of traffic on, and use of, its Web site.
Accordingly, the satisfactory performance, reliability and availability of the Company's Web site, Transaction processing systems and network infrastructure are critical to the Company's reputation and its ability to attract and retain clients, as well as maintain adequate customer service levels. The Company's revenues depend on the number of visitors who visit its Web site and the volume of requests for services it fulfills. Any system interruptions that result in the unavailability of the Company's web site or reduced service fulfillment performance would reduce the volume of processing services sold and the attractiveness of the Company's service offerings. The Company may experience periodic system interruptions from time to time. Any substantial increase in the volume of traffic on the Company's Web site or the number of requests placed by clients will require the Company to expand and upgrade further its technology, transaction-processing systems and network infrastructure. There can be no assurance that the Company will be able to accurately project the rate or timing of increases, if any, in the use of its Web site or timely expand and upgrade its systems and infrastructure to accommodate such increases.

Any substantial disruptions or delays in any of its systems would have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

RISK OF SYSTEM FAILURE; SINGLE SITE AND ORDER INTERFACE

The Company's success, in particular its ability to successfully receive and fulfill client requests for processing and filing services and provide high-quality customer service, largely depends on the efficient and uninterrupted operation of its computer and communications hardware systems. Substantially all of the Company's administrative computer hardware is located at a single mortgaged facility in North
Brunswick, New Jersey, and the web service systems are provided from outside sources. Although the Company has redundant and back-up systems onsite and a disaster recovery plan, the Company's systems and operations may be vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, break-ins, earthquake and similar events. The Company does not carry business interruption insurance sufficient to compensate fully for any or all losses from any or all such occasions. Despite the implementation of network security measures by the Company, its servers may be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions, delays, loss of data or the inability to accept and fulfill clients filing needs. The occurrence of any of the foregoing risks could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

LIMITED  SENIOR  MANAGEMENT  PERSONNEL;  MANAGEMENT   OF
POTENTIAL GROWTH; NEW MANAGEMENT TEAM

The Company will rapidly and significantly expanded its operations, and anticipates that further significant expansion will be required to address potential growth in its customer base and market opportunities. This expansion has placed, and is expected to continue to place, a significant strain on the Company's management, operations and financial resources. From May 24, 2001 to present, the Company has not expanded by any workers or board members, respectively. All of the Company's senior management joined the Company within the first few weeks of the Company's existence, and all officers have no prior senior management experience at public companies.
The Company's new workers or board members include a number of key managerial, technical and operations personnel who have not yet been fully integrated into the Company's operations and the Company expects to add additional key personnel in the near future.

To manage the expected growth of its operations and personnel, the Company will be required to improve existing, and implement new, transaction-processing, operational and financial systems, procedures and controls, and to expand, train and manage its already growing employee base. The Company may also be required to expand its finance, administrative and operations staff. Further, the Company's management will be required to maintain and expand its relationships with various manufacturers, distributors, freight companies, other Web sites, other Internet Service Providers and other third parties necessary to the Company's operations.

There can be no assurance that the Company's current and planned personnel, systems, procedures and controls will be adequate to support the Company's future operations, that management will be able to hire, train, retain, motivate and manage required personnel or that the Company's management will be able to successfully identify, manage and exploit existing and potential market opportunities. If the Company is unable to manage growth effectively, its business, prospects, financial condition and results and operations would be materially adversely affected.


DEPENDENCE  ON  CONTINUED GROWTH OF ONLINE  COMMERCE  OR
ECOMMERCE

The Company's future revenues and any future profits are substantially dependent upon the widespread acceptance and use of the Internet and other online services as an effective medium of commerce by consumers. Rapid growth in the use of and interest in the Web, the Internet and other online services is a recent phenomenon, and there can be no assurance that acceptance and use will continue to develop or that a sufficiently broad base of consumers will adopt, and continue to use, the Internet and other online services as a medium of commerce.
Demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty and there exist few proven services and products. The Company relies, and will continue to rely, on consumers who have historically used traditional means of commerce to purchase merchandise. For the Company to be successful, these consumers must accept and utilize novel ways of conducting business and exchanging information.

In addition, the Internet and other online services may not be accepted as a viable commercial marketplace for a number of reasons, including potentially inadequate development of the necessary network infrastructure or delayed development of enabling technologies and performance improvements. To the extent that the Internet and other online services continue to experience significant growth in the number of users, their frequency of use or an increase in their bandwidth requirements, there can be no assurance that the infrastructure for the Internet and other online services will be able to support the demands placed upon them. In addition, the Internet or other online services could lose their viability due to delays in the development or adoption of new standards and protocols required to handle increased levels of Internet or other online service activity, or due to increased governmental regulation.

Changes in or insufficient availability of telecommunications services to support the Internet or other online services also could result in slower response times and adversely affect usage of the Internet and other online services generally and the Company, in particular. If use of the Internet and other online services does not continue to grow or grows more slowly than expected, if the infrastructure for the Internet and other online services does not effectively support growth that may occur, or if the Internet and other online services do not become a viable commercial marketplace, the Company's business, prospects, financial condition and results of operations would be materially adversely affected.


DEPENDENCE   ON  KEY  PERSONNEL;  NEED  FOR   ADDITIONAL
PERSONNEL

The Company's performance is substantially dependent on the continued services and on the performance of its senior management and other key personnel, particularly
Albert C. Zeller, its President and Chief Executive
Officer. The company currently does not carry key man life insurance on any of its employees or officers. The loss of the services of any of its executive officers or other key employees could have a material adverse effect on the Company's business, prospects, financial condition and results of operations. The Company's future success depends on its ability to identify, attract, hire, train, retain and motivate other highly skilled technical, managerial, editorial, merchandising, marketing and customer service personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be able to successfully attract, assimilate and retain sufficiently qualified personnel. In particular, the Company may encounter difficulties in attracting a sufficient number of qualified software developers for its Web site and transaction-processing systems, and there can be no assurance that the Company will be able to retain and attract such developers. The failure to retain and attract the necessary technical, managerial, editorial, merchandising, marketing and customer service personnel could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

YEAR 2000

Many older computer systems and software products currently in use are coded to accept only two digit entries in the date code field. These date code fields will need to accept four digit entries to distinguish
21st century dates from 20th century dates. As a result computer systems and/or software used by many companies may need to be upgraded to comply with such ''Year
2000'' requirements. Significant uncertainty exists in the software industry concerning the potential effects associated with such compliance.

The Company uses a significant number of computer software programs and operating systems in its internal operations, including applications used in order processing, distribution, financial business systems and various administrative functions. Although the Company believes that its internal software applications contain source code that is able to interpret appropriately the upcoming calendar year 2000, failure by the Company to make any required modifications to make such software
"Year 2000" compliant could result in systems interruptions or failures that could have a material adverse effect on the Company's business. The Company does not anticipate that it will incur material expenses to make its computer software programs and operating systems "Year 2000" compliant. However, there can be no assurance that unanticipated costs necessary to update software, or potential systems interruptions, will not exceed the Company's present expectations and have a material adverse effect on the Company's business, financial condition and results of operations. In addition, failure by key service providers to the Company, such as its fulfillment house and the Company's
Web hosting service provider, to make their respective computer software programs and operating systems "Year
2000" compliant could have a material adverse effect on the Company.

COMPETITION

Few companies offer similar services as most times attorney's type and prepare these same documents in addition to providing legal review of the same. These firms may offer similar services for lesser fees, thereby causing unstable or inconsistent capital gains.

DEPENDENCE  ON  OUTSIDE SERIVE PROVIDERS AND  CONSULTANT
TEAMS; FUTURE DEVELOPMENT

There can be no assurance that the Company's current agents and legal assistance team will continue to support the Company indevors and business functions, or that the Company will be able to establish new, or extend current, relationships to insure proper customer relations. If the Company were unable to develop and maintain relationships with it current agents and legal assistance team financial condition and results of operations would be materially adversely affected.

LIMITED   PROTECTION   OF  INTELLECTUAL   PROPERTY   AND
PROPRIETARY RIGHTS

The Company regards its "BlueSkyFiling.Com" brand name and related technology as proprietary, and relies primarily on a combination of copyright, trademark, trade secret and confidential information laws as well as employee and third-party non-disclosure agreements and other methods to protect its proprietary rights.
There can be no assurance that these protections will be adequate to protect against technologies that are substantially equivalent or superior to the Company's technologies. The Company does not currently hold any Trademarks, and does not hold any patents or have any patent applications pending for itself or its products and has not obtained Federal registration for any of its trademarks. The Company enters into non-disclosure and invention assignment agreements with certain employees and also enters into non-disclosure agreements with certain consultants and subcontractors. However, there can be no assurance that such measures will protect the Company's proprietary technology, or that its competitors will not develop software with features based upon, or otherwise similar to, the Company's software or that the Company will be able to prevent competitors from developing similar software.

The Company believes that its products, trademarks and other proprietary rights do not infringe on the proprietary rights of third parties. The Company is a recent entrant in the sales of services on the Internet, and there can be no assurance that third parties will not assert infringement claims against the Company in the future with respect to current or future products, trademarks or other Company works. Such assertion may require the Company to enter into royalty arrangements or result in costly litigation. The Company is also dependent upon obtaining additional technology related to its operations. To the extent new technological developments are unavailable to the Company on terms acceptable to it, or at all, the Company may be unable to continue to implement its business and any such inability would have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

GOVERNMENTAL REGULATION AND LEGAL UNCERTAINTIES

The Company is not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulations applicable to businesses generally, and laws or regulations directly applicable to access to online commerce. However, due to the increasing popularity and use of the Internet and other online services, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, pricing, content, copyrights, distribution and characteristics and quality of products and services. Furthermore, the growth and development of the market for online commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business online. The adoption of any additional laws or regulations may decrease the growth of the Internet or other online services, which could, in turn, decrease the demand for the Company's products and services and increase the Company's cost of doing business, or otherwise have a material adverse effect on the Company's business, prospects, financial condition and results of operations. Moreover, the applicability to the Internet and other online services of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, libel and personal privacy is uncertain and may take years to resolve. Any such new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to the Company's business, or the application of existing laws and regulations to the Internet and other online services could have a material adverse effect on the Company's business, prospects, financial condition and results of operations. Permits or licenses may be required from federal, state or local government authorities to operate or to sell certain products on the Internet. No assurances can be made that such permits or licenses will be obtainable. The Company may be required to comply with future national and/or international legislation and statutes regarding conducting commerce on the Internet in all or specific countries throughout the world. No assurances can be made that the Company will be able to comply with such legislation or statutes.

SALES AND TAXES

The Company does not currently collect sales or other similar taxes with respect to services or goods sold to consumers and businesses in states other than New
Jersey. However, one or more states may seek to impose sales tax collection obligations on out-of-state companies such as the Company's that engage in online commerce. In addition, any new operation in states outside New Jersey could subject shipments into such states to state sales taxes under current or future laws. A successful assertion by one or more states or any foreign country that the Company should collect sales or other taxes on the sale of merchandise could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

CONTROL OF COMPANY

Following this offering, the current officers and directors of the Company and their affiliates will beneficially own or have voting control over approximately 50% of the outstanding shares of Common
Stock. Accordingly, these individuals will have the ability to influence the election of the Company's Board of Directors and effectively to control corporate decisions. This concentration of ownership may also have the effect of delaying, deterring or preventing a change in control of the Company.

NEED FOR ADDITIONAL CAPITAL; ALLOCATION OF FUNDS

The Company believes, based on currently-proposed plans and assumptions relating to its operations, that the net proceeds from the minimum offering, together with existing capital and anticipated funds from operations, should be sufficient to sustain current operations and finance planned expansion for at least six (6) months after consummation of this offering.

However, in the event that the Company's plans change or its assumptions and estimates change or prove to be inaccurate, or only the minimum offering proceeds are achieved, the Company could be required to seek additional financing in order to sustain operations or achieve planned expansion. There can be no assurance that such additional funds will be available or that, if available, such additional funds will be on terms acceptable to the Company.

RISKS ASSOCIATED WITH A DIRECT PARTICIPATION OFFERING

The Company is conducting a direct participation offering in which the company is distributing shares directly to the public without an Underwriter. In a direct participation offering, the company is not relying upon outside underwriters to evaluate the merit or to conduct a due diligence evaluation. Investors should weigh the risks associated with a direct participation offering rather than an underwritten offering by a qualified Underwriter. Investors should conduct their own research and due diligence in regards to the risks and particulars regarding the company and an investment therein.

ABSENCE OF PUBLIC MARKET; OFFERING PRICE; POSSIBLE
VOLATILITY OF STOCK PRICE

Prior to this Offering, there has been no public market for the Common Stock, and there can be no assurances that an active trading market will develop or be sustained. The price of the Common Stock offered may not reflect the market price of the Common Stock after this Offering. If and when a public market develops for the Common Stock and restrictions on sales of such stock have expired, the trading price of the Common Stock could be subject to wide fluctuations in response to conditions in Internet stocks, regulatory trends or general market or economic conditions. In addition, in recent years the stock market has experienced extreme price and volume fluctuations. These fluctuations have had a substantial affect on the market prices for many emerging growth companies, often unrelated to the operating performance of the specific companies. Such market fluctuations could have a material adverse affect on the future market price for the Common Stock.
Officers and directors may purchase stock in the offering, and such purchases may lead to less freely tradeable stock outstanding.

PURCHASE OF SECURITIES BY OFFICERS AND DIRECTORS OF  THE
COMPANY

Any or all of the Company's officers, directors and principal shareholders may purchase any portion of the securities offered hereby upon the same terms and conditions as other investors in this Offering. There is no limit on the number of shares that the Company's officers, directors and principal shareholders may purchase in the Offering. See "Plan of Distribution."

BROAD  DISCRETION OF APPLICATION OF PROCEEDS OF OFFERING
AND USE OF FUNDS

A substantial portion of the proceeds from this offering will be used for general working capital. Management will have broad discretion as to the use of such proceeds and management reserves the right to reallocate all proceeds from this offering to working capital. See
"Use of Proceeds."

EXERCISE OF WARRANTS AND OPTIONS

To the extent that warrants, any options granted under the Plan, or any other warrants or options are exercised, the ownership interests of the Company's shareholders may be diluted proportionately.

DIVIDEND POLICY

The Company has never declared or paid any dividend on its Common Stock and anticipates that for the foreseeable future, all earnings, if any, will be retained for the operation and expansion of the Company's business.

LIMITATIONS ON LIABILITY OF DIRECTORS

The Company's Articles of Incorporation, Bylaws and
Indemnification Agreements substantially limit the liability of the Company's directors to the Company and its shareholders for breach of fiduciary and other duties to the Company. See " DISCLOSURE OF COMMISSION
POSITION ON INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES"

RISK OF LOW-PRICE STOCKS

The Securities could become subject to Rule 15g-9 under the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and "accredited investors" (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the rule may adversely affect the ability of broker-dealers to sell the Company's securities and may adversely affect the ability of purchasers in the offering to sell any of the securities acquired hereby in the secondary market.

Securities and Exchange Commission ("Commission") regulations define a "penny stock" to be any non-NASDAQ equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The foregoing required penny stock restrictions will not apply to the Company's securities if such securities are included on the NASDAQ Small-Cap Market and have certain price and volume information provided on a current and continuing basis or meet certain public float minimum net tangible assets and revenue criteria. There can be no assurance that the Company's securities will qualify for exemption from these restrictions.

In any event, even if the Company's securities were exempt from such restrictions, it would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of a penny stock from associating with a broker-dealer or participating in a distribution of a penny stock, if the Commission finds that such a restriction would be in the public interest. If the Company's securities were subject to the rules on penny stocks, the market liquidity for the Company's securities could be severely adversely affected.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that
are based on our  current  expectations, assumptions,
estimates  and projections about us and  our  industry.
 When used in this  prospectus,  the words "expects,"
"anticipates,"   "estimates,"  "intends"   and   similar
expressions are intended to identify forward looking statements. These statements include, but are not limited to, statements under the captions "Risk Factors,"
"Use of Proceeds,"  "Management's  Discussion  and
Analysis  of Financial Condition and Results of
Operations," "Business" and elsewhere in this prospectus.

These  forward-looking statements are subject  to  risks
and  uncertainties  that could cause actual  results  to
differ  materially from those projected. The  cautionary
statements  made in this prospectus should  be  read  as
being   applicable   to   all  related   forward-looking
statements wherever they appear in this prospectus.



ITEM 4. USE OF PROCEEDS

The following table sets forth management's present estimate of the allocation of net proceeds expected to be received from this offering. Actual expenditures may vary from these estimates. Pending such uses, we will invest the net proceeds in investment-grade, short-term, interest bearing securities.


                           If Maximum
                           of 500,000
                           Units Sold
                          ------------

Total Proceeds             $ 50,000

Less:
     Offering Expenses       19,000


Net Proceeds from            31,000
  Offering Available

Use of Net Proceeds
     Marketing               19,000
     Website Improvement      2,000
     Working Capital         10,000

Total Use of Net Proceeds  $ 31,000
                           =========


ITEM 5. DETERMINATION OF OFFERING PRICE

As no underwriter has been retained to offer our securities, the offering price of our shares was not determined by negotiation with an underwriter as is customary in underwritten public offerings. Rather, we arbitrarily selected the offering price. There is no relationship between the offering price of the shares and our assets, earnings, book value, net worth or other economic or recognized criteria or future value of our shares.


ITEM 6. DILUTION


As of the date of this offering, we had 10,000 common shares issued and outstanding and a net tangible book value of $0.00 or $.00 per share. Also outstanding is 10,000,000 shares held under a Warrant which is exercisable at any time.

The proceeds from the sale of shares will vary depending on the total number of shares sold.

If all 500,000 shares offered hereunder are sold, there would be a total of 510,000 common shares issued and outstanding. If the maximum 500,000 shares are sold the net proceeds after deducting the offering costs of $19,000 will be $31,000. Adding the net offering proceeds to the net tangible book value, our total net tangible book value would be $31,000. Dividing our net tangible book value by the number of shares outstanding discloses a per share book value of approximately $.0607843. Therefore, the shareholders who purchase in this offering will suffer an immediate dilution in the book value of their shares of approximately $0.032 or approximately 61%, and our present shareholders will receive and immediate book value increase of approximately $0.06 per share.

The following table illustrates the dilution which will be experienced by investors in the offering:


Offering price per share before deduction of offering expense $ 0.10
Net tangible book value per share before the offering        .00
Net tangible book value per share after the offering         .0607843
Dilution to new investors per share                          .032157
Dilution to new investors as a percentage (Approx.)               61%



COMPARATIVE DATA


The following chart illustrates the pro forma proportionate ownership in the Company, upon completion of the offering, assuming the maximum number of units is sold, of present stockholders and of investors in the offering, compared to the relative amounts paid and contributed to capital of the Company by present stockholders and by investors in this offering, assuming no changes in net tangible book value other than those resulting from the offering.


                       Approximate                  Approximate
                       Percentage                   Percentage
          Shares       Total Shares  Total          Total            Average
          Owned        Outstanding   Consideration  Consideration  Price/share


New
Investors   500,000      98%         $    50,000           99.99%     $0.10

Existing    10,000        2%         $       100             .01%     $0.01
Shareholders


ITEM 7. SELLING SECURITY HOLDERS

None of our existing shareholders is selling securities pursuant to this registration statement.

Item 8. PLAN OF DISTRIBUTION

The offering will not be sold through selling agents. This offering is a direct participation offering. Our officers will sell the common shares on a self-underwritten basis. Our officers will deliver prospectuses to these individuals and to others who they believe might have interest in purchasing all or a part of this offering. The prospectus will be delivered within 48 prior to sale of securities. The minimum amount of shares that can be purchased is 100 shares ($10.00).


ITEM 9.  LEGAL PROCEEDINGS.

There is no litigation pending or threatened by or against the Company.

Item 10. DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS. There currently is 1 Director of the Company. All Directors term of office expire per the Companies By-Laws, which states the directors may serve 1 year until the next annual meeting of shareholders.

Name                     Age      Position
Albert C. Zeller, II     30       President, Director


Albert C. Zeller II, President, Board Member
Has been working at Better Benefits Inc. in New York since January 2000 as the IT Manager. He is the Incorporator of the company as well as the lead design engineer for the company(s) web sites. He is the President and sits on the Board of Directors at this time. He currently sits as President and Director of Zeller Data Entry Inc. a data entry firm he started in October 2000. He is also President and a Board Member of HotBuyer.Com Inc., which was incorporated in December 2000. His former Employer was Tactica International Inc. from January 1999 till January 2000 where he worked as a Manager to ship various items to nationwide retail store chains. Prior to that Mr. Zeller worked at Berkely Varitronics from July 1998 till January 1999 in Metuchen
New Jersey as Inventory Manager. Mr. Zeller was unemployed between the dates of January of 1996 till July 1998. Mr. Zeller also worked at Meccano Erector Inc. in New York as Traffic Manager from July 1994 till January 1996 when the company was acquired by Ertl Toy Company.

Item 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.
The following table sets forth each person known by the Company to be the direct or beneficial owner(s) of ten percent or more of the Company's Common Stock, all directors individually and all directors and officers of the Company as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown.

Name and Address            Amount of Direct/Beneficial     Percentage
of Beneficial Owner             Ownership             	of Class
-------------------------------------------------------------------
Albert C. Zeller, II 	      	10,000,000*			100%
819 Nassau Street
North Brunswick, NJ 08902

Albert C. Zeller, II		    10,000			100%
819 Nassau Street
North Brunswick, NJ 08902
-------------------------------------------------------------------
Total				10,010,000*			100%

*10,000,000 Shares are Beneficiary owned under a stock warrant that has not been exercised.


ITEM 12. DESCRIPTION OF SECURITIES.
The authorized capital stock of the Company consists of 1,000,000,000 shares of common stock per a Certificate Of Incorporation filed May 24, 2001 with the Department of Commerce in the State of New Jersey, with no par value (the "Common Stock"). There are presently 10,000 (ten thousand) issued and outstanding shares of the Common Stock. There are presently 10,000,000
(ten million) shares under a Stock Warrant that have not been exercised.


COMMON STOCK

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders.

Holders of common stock do not have cumulative voting rights.

Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore.

Holders of the Common Stock do not have preemptive rights to purchase additional shares of Common Stock or other subscription rights. The Common Stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of Common Stock are entitled to share equally in dividends from sources legally available therefore when, as and if declared by the Board of Directors and, upon liquidation or dissolution of the Company, whether voluntary or involuntary, to share equally in the assets of the Company available for distribution to stockholders. All outstanding shares of the Common Stock are validly authorized and issued, fully paid and non-assessable, and all shares to be sold and issued as contemplated hereby will be validly authorized and issued, fully paid and non-assessable.

The Board of Directors is authorized to issue additional shares of Common Stock, not to exceed the amount authorized by the Company's Certificate of Incorporation or updated versions of the same, and to issue options and warrants for the purchase of such shares, on terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action. The above description concerning the Common Stock of the Company does not purport to be complete. Reference is made to the Company's Certificate of Incorporation and Bylaws, which are available for inspection at the Company's principal executive offices, as well as to the applicable statutes of the State of New Jersey for a more complete description concerning the rights and liabilities of holders of the Common Stock.

DIVIDENDS

Dividends, if any, will be contingent upon the Company's revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of the Company's Board of Directors. The Company presently intends to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends.

TRADING OF SECURITIES IN SECONDARY MARKET

The National Securities Market Improvement Act of 1996 limited the authority of states to impose restrictions upon sales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Exchange Act. Upon effectiveness of this registration statement, the Company will be required to, and will, file reports under Section 13 of the Exchange Act. As a result, sales of the Company's common stock in the secondary market by the holders thereof may then be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker) without qualification under state securities acts.

In order to qualify for listing on the Nasdaq SmallCap Market, a company must have at least (i) net tangible assets of $4,000,000 or market capitalization of $50,000,000 or net income for two of the last three years of $750,000;
(ii) public float of 1,000,000 shares with a market value of $5,000,000;
(iii) a bid price of $4.00; (iv) three market makers; (v) 300 shareholders and (vi) an operating history of one year or, if less than one year, $50,000,000 in market capitalization. For continued listing on the NASDAQ SmallCap Market, a company must have at least (i) net tangible assets of $2,000,000 or market capitalization of $35,000,000 or net income for two of the last three years of $500,000; (ii) a public float of 500,000 shares with a market value of $1,000,000; (iii) a bid price of $1.00; (iv) two market makers; and (v) 300 shareholders.

If the Company does not meet the qualifications for listing on the NASDAQ SmallCap Market, the Company may apply for quotation of its securities on the OTC Bulletin Board. In certain cases the Company may elect to have its securities initially quoted in the "pink sheets" published by the National Quotation Bureau, Inc.

To have its securities quoted on the OTC Bulletin Board a company must:

(1) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators;

(2) has at least one market maker who completes and files a Form 211 with NASD Regulation, Inc.

The OTC Bulletin Board is a dealer-driven quotation service. Unlike the NASDAQ Stock Market, companies cannot directly apply to be quoted on the OTC Bulletin Board, only market makers can initiate quotes, and quoted companies do not have to meet any quantitative financial requirements. Any equity security of a reporting company not listed on the NASDAQ Stock Market or on a national securities exchange is eligible.

TRANSFER AGENT
It is anticipated that the Company will act as transfer agent for the common stock of the Company.


ITEM 13. INTEREST OF NAMED EXPERTS AND COUNSEL

None of the experts named herein was or is a promoter, underwriter, voting trustee, director, officer or employee of the Company. Further, none of the experts was hired on a contingent basis and none of the experts named herein will receive a direct or indirect interest in the Company.

ITEM 14. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "act") may be permitted to directors, officers and controlling persons for the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that any claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 15. ORGANIZATION WITHIN LAST FIVE YEARS

We are a start-up company and have a limited operating history. We Incorporated on May 24, 2001. Our online shopping site at http://www.blueskyfiling.com became operational for business in May 2001 and has had approximately 10 visits per week from Internet users. We plan a full scale marketing campaign once proceeds from this offering are made available to the company.

ITEM 16. DESCRIPTION OF BUSINESS.

BLUESKY FILING CORPORATION is an online consulting and service company that will provide for a fee, preparation of offering and filing documents relating but not limited to offers to be filed with the Securities Exchange Commission and the applicable paperwork to be filed with any state agencies as may be required. Leads for these jobs will be obtained from the Companies website at http://www.blueskyfiling.com and other advertising resources as the Company deems necessary. The site would allow clients to submit their paperwork to us electronically via email and submission forms.

ITEM 17. MANAGMENTS DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.

The Company believes this new, online electronic technology is an advantageous medium for providing services worldwide. The Companies site became operational for online document submission on May 24, 2001. This emerging online economy has several advantages which clients will be highly motivated to take advantage of convenience, value, quick transactions. Therefore, with the right companies helming the economic flow of cyberspace and the securities industry, this can make it a win-win scenario for parties involved in both sides of the transactions.

ITEM 18. DESCRIPTION OF PROPERTY.

Facilities

The Company's office consists of 1300 square feet of mortgaged residential space in suburban North Brunswick, which is owned by Mr. Albert C. Zeller, II and Tracey S. Zeller and not the Company. The company anticipates it will need to lease additional rental property within 3 months after this offering has commenced provided at least 1/3 rd of the maximum offering amount is reached. The Company owns a network of Intel-based computer servers, database servers and accounting servers that is running Windows NT or Windows 95/98 operating systems. A web server which hosts our online site blueskyfiling.com is running a Linux operating system that handles the day to day online commerce is being hosted yearly from Hypermart.Net in California for $25 per quarter year.


ITEM 19. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

The Company has issued a total of 10,000 shares of Common Stock to the following person(s) for a total of $100.00.

Name			No. of Shares		Consideration
Albert C. Zeller, II	10,000			$100.00


ITEM 20.  MARKET PRICE FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

(A) MARKET PRICE. There is no trading market for the Company's Common Stock at present and there has been no trading market to date. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.
For any transaction involving a penny stock, unless exempt, the rules require:

(i) that a broker or dealer approve a person's account for transactions in penny stocks and

(ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must

(i) obtain financial information and investment experience and objectives of the person; and

(ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form,

(i) sets forth the basis on which the broker or dealer made the suitability determination and

(ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.

Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

(B) HOLDERS. There is one holder of the Company's Common Stock. The issued and outstanding shares of the Company's Common Stock were issued in accordance with the exemptions from registration afforded by Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated there under.

(C) DIVIDENDS. The Company has not paid any dividends to date, and has no plans to do so in the immediate future.

Item 21. EXECUTIVE COMPENSATION.

The Company's officers and directors do not receive any compensation for there services rendered to the Company, has not received such compensation in the past, and is not accruing any compensation at this time. If and when the Company Directors decide upon such an amount or retribution it will be announced to all shareholders. No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees or directors at this time.

ITEM 22. FINANCIAL STATEMENTS


REPORT OF INDEPENDENT AUDITOR

To the Shareholders and Board of Directors
BlueSky Filing Corporation

We have audited the accompanying balance sheet of BlueSky Filing Corporation (A Development Stage Company) as of May 31, 2001, and the related statements of income, stockholders' equity, and cash flows for the month then ended, and for the period May 25, 2001 (inception) through May 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on my audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BlueSky Filing Corporation at May 31, 2001, and the results of operations and cash flows for month then ended, and for the period May 25, 2001 (inception) through May 31, 2001, in conformity with generally accepted accounting principles.


Rogelio G. Castro
Certified Public Accountant

Oxnard, California
June 20, 2001



                      BlueSky Filing Corporation
                    (A DEVELOPMENT STAGE COMPANY)

                            BALANCE SHEET
                         as of May 31, 2001
                         -------------------


ASSETS:
---------

CURRENT ASSETS                                              $       0
                                                            ---------
      TOTAL CURRENT ASSETS                                          0
                                                            ---------
OTHER ASSETS                                                        0
                                                            ---------

 TOTAL ASSETS                                               $       0
                                                            =========


LIABILITIES and STOCKHOLDERS' EQUITY:
--------------------------------------

CURRENT LIABILITIES                                         $       0

 TOTAL LIABILITIES                                                  0
                                                            ---------

STOCKHOLDERS' EQUITY:
----------------------


   Common stock, no par value;
   1,000,000,000 shares authorized;
   10,000 shares issued and
   outstanding                                                    100

   Additional paid-in capital                                       0

   Accumulated deficit during
   development stage                                             (100)
                                                            ---------

       TOTAL STOCKHOLDERS' EQUITY                                   0
                                                            ---------

 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $       0
                                                            =========



 The accompanying notes are an integral part of financial statements.

                     BlueSky Filing Corporation
                    (A DEVELOPMENT STAGE COMPANY)

                       STATEMENT OF OPERATIONS
              May 25, 2001 (inception) to May 31, 2001
              -----------------------------------------


INCOME                                                 $        0

Operating Expenses

      Organization expense                                   (100)
                                                       -----------

TOTAL EXPENSES                                               (100)
                                                       -----------

PROVISION FOR INCOME TAXES                                      0
                                                       -----------

NET LOSS                                                     (100)
                                                       -----------

      RETAINED EARNINGS, at beginning                           0
                                                       -----------

DEFICIT, at end                                        $     (100)
                                                       ===========

NET LOSS PER COMMON SHARE                              $     (.01)
                                                       ===========

WEIGHTED AVERAGE NUMBER OF COMMON
 SHARES OUTSTANDING                                      10,000
                                                       ===========



 The accompanying notes are an integral part of financial statements.


                     BlueSky Filing Corporation
                    (A DEVELOPMENT STAGE COMPANY)

                  STATEMENT OF STOCKHOLDERS' EQUITY
              May 25, 2001 (inception) to May 31, 2001
              -----------------------------------------


                                    Common Stock
                              -------------------------     Additional                       Total
                               Numbers of                    paid-in                      Stockholders'
                                 Shares       Amount         capital        Deficit          Equity
                              ------------  -----------     -----------     ---------     -------------


May 25, 2001                      10,000   $     100      $        0      $      0      $          100
issued for services

Net loss                                                                        (100)             (100)
                              ------------  -----------     -----------     ---------     -------------

Balance, May 31, 2001             10,000  $      100      $        0      $     (100)     $          0
                              ============  ===========     ===========     =========     =============




 The accompanying notes are an integral part of financial statements.


                      BlueSky Filing Corporation
                    (A DEVELOPMENT STAGE COMPANY)

                       STATEMENT OF CASH FLOWS
              May 25, 2001 (inception) to May 31, 2001
              -----------------------------------------


CASH FLOWS FROM OPERATING ACTIVITIES
- ------------------------------------

   Net loss                                                                        $      (100)
   Adjustment to reconcile net loss to net cash provided by operational
   activities issue of common stock for services                                           100
                                                                                   ------------

NET CASH USED IN OPERATING EXPENSES                                                          0
                                                                                   ------------

CASH FLOWS FROM INVESTING ACTIVITIES                                                         0
                                                                                   ------------

CASH FLOWS FROM FINANCING ACTIVITIES                                                         0
                                                                                   ------------

NET INCREASE (DECREASE)                                                            $         0
                                                                                   ------------

CASH, BEGINNING OF PERIOD                                                                    0
                                                                                   ------------

CASH, END OF PERIOD                                                                $         0
                                                                                   ============


              BlueSky Filing Corporation
             (A Development Stage Company)
             Notes to Financial Statements
                      May 31, 2001


NOTE 1  NATURE OF BUSINESS

BlueSky Filing Corporation (the Company) was incorporated under the laws of the state of New Jersey on May 25, 2001.
It was organized for the purpose of engaging in the business of consulting companies on how to prepare State and Federal
Securites notice filings. The Company has been in the development stage since its formation and is in accordance with Statement of Financial Accounting Standards No. 7 (SFAS #7). Planned principal operations have not yet commenced.

NOTE 2  SIGNIFICANT ACCOUNTING POLICIES

A. Basis The Company uses the accrual method of accounting.

B. Cash and cash equivalents The Company considers all short term, highly liquid investments that are readily convertible within three months to known amounts as cash equivalents.
Currently, it has no cash equivalents.

C. Common Stock

The Company is authorized to issue 1,000,000,000 shares of common stock at no par value. On May 25, 2001, the Company issued
10,000 shares of its common stock to Mr. Albert C. Zeller, II the Company President for an aggregate of $100 in services.

D. Warrants and Options

There is currently one (1) warrant outstanding to issue additional shares of common stock to Mr. Albert C. Zeller, II the Company
President for 10,000,000 shares.

E. Loss per share

Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 Earnings Per Share.
Basic loss per share reflects the amount of losses for the period available to each share of common stock outstanding during the reporting period, while giving effect to all dilutive potential common shares that were outstanding during the period, such as stock options and convertible securities. As of May 31, 2001, the Company had no issuable shares qualifed as dilutive to be included in the earnings per share calculations.

              BlueSky Filing Corporation
             (A Development Stage Company)
             Notes to Financial Statements
                      May 31, 2001


F. Estimates - The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statement and accompanying notes. Actual results could differ from those estimates.

G. Income Taxes - The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," ("SFAS 109"). Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There were no current or deferred income tax expense or benefits due to the fact that the Company did not have any material operations for the period from May 25, 2001 (inception) through May 31, 2001.

H. Year End - The Company as adopted December 31st as its fiscal year-end.


NOTE 3  RELATED PARTY TRANSACTIONS

Advances from officer represents those expenses incurred by the Company and paid for by an officer who is also a stockholder of the Company. The amount due is non-interest bearing and is payable upon demand.

ITEM 23.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS.

The Company has not changed accountants since its formation and there are no disagreements with the findings of its accountants.



PART II INFORMATION NOT REQUIRED TO BE IN PROSPECTUS


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company's Articles of Incorporation provide that the liability of the directors for monetary damages shall be limited to the fullest extent permissible under New Jersey law.


As permitted by the Bylaws, the Company provides that the directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except
(i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, (iii) prohibits the unlawful payment of dividends or the unlawful repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit.


This provision is intended to afford directors protection against, and to limit their potential liability for monetary damages resulting from, suits alleging a breach of the duty of care by a director. As a consequence of this provision, stockholders of the Company will be unable to recover monetary damages against directors for actions taken by them that may constitute negligence or gross negligence in the performance of their duties unless such conduct falls within one of the foregoing exceptions.


The provision, however, does not alter the applicable standards governing a director's fiduciary duty and does not eliminate or limit the right of the Company or any stockholder to obtain an injunction or any other type of non monetary relief in the event of a breach of fiduciary duty. The Company believes this provision will assist it in securing and retaining qualified persons to serve as directors.


Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to officers, directors or persons controlling the Company, the Company acknowledges that, in the opinion of the Securities and Exchange Commission, Washington, D.C. 20549, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by an officer, director or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its legal counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated costs and expenses we will pay in connection with the offering described in this registration statement.


                                                Amount
                                            ---------------
     SEC registration fee                     $   13.35
     Blue sky fees and expenses               $4,559.00
     Printing and shipping expenses           $3,806.45
     Legal fees and expenses                  $6,145.20
     Accounting fees and expenses             $2,327.00
     Transfer and Miscellaneous expenses      $2,149.00

          Total                              $19,000.00

     *  All expenses except SEC registration fee are estimated.


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

There have been no other transactions, nor are any transactions proposed, in which the Company was or is to be a party, in which any member of its management or director had any direct or indirect material interest.

As noted above, in connection with organizing and maintaining the Company business, on May 24, 2001, Albert C. Zeller II, the Company's President, having performed certain services, subject to certain liabilities, for the Company, and having paid $100.00 received in exchange 10,000 Class A Common Stock Shares of the Company and a Warrant to receive 10,000,000 Class A Common Stock Shares. The Company relied upon Section 4(2) of the Securities Act of 1933, as amended and Rule 506 promulgated thereunder. The Stock and Share Warrants issued are considered Rule 144 Restricted Stock and cannot be sold or transferred without meeting certain Securities Exchange Commission time and filing requirments as well as any local and state filing laws.


ITEM 27. INDEX TO EXHIBITS.

  EXHIBIT NUMBER 	DESCRIPTION

      3.1     	Certificate of Incorporation (Typed Copy)
      3.2     	By-Laws (Typed Copy)
      4.1       Specimen Stock Certificate (Typed Copy)
      4.2       Warrant Agreement(s) (Typed Copy)
      5.1	Opinion and Consent of Legal Counsel (Typed Copy)
      23.1	Consent of Accountant (Typed Copy)
      99.1      Share Purchase Agreement

ITEM 28. UNDERTAKINGS.

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registration hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to its Articles of Incorporation or provisions of the New Jersey Business Corporations Act, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether or not such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     We hereby undertake to:

(1) File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and nay deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 Registration Statement to be signed on its behalf by the undersigned, on July 20, 2001.


BLUESKY FILING CORPORATION
_____________________________
Registrant

/s/ Albert C. Zeller, II
____________________________________
Signature   Albert C. Zeller, II - President



Exhibit 3.1

Certificate Of Incorporation as Filed on 5/24/2001 in the State of New Jersey.

Item 1) Business Name:	BLUESKY FILING CORPORATION
Item 2) Alternate Business Name: Blank
Item 3) Type of Business Entity:	DP
Item 4) Business Purpose: Consulting Services (All Types)
Item 5) Stock (Total Shares): 1,000,000,000 Common
Item 6) Duration: Blank
Item 7) State of Formation/Incorporation (Foreign Entities Only): Blank
Item 8) Date of Formation/Incorporation (Foreign Entities Only): Blank
Item 9) Contact Information
Registered Office:
Registered Agent Name: Albert C. Zeller II
Registered Office: 819 Nassau Street, No. Brunswick, NJ 08902

Main Business or Principal Business Address (if different than the Registered Office): Blank

Item 10) Management

Albert C. Zeller II, 819 Nassau Street, No. Brunswick, NJ 08902

Item 11) Incorporators

Albert C. Zeller II, 819 Nassau Street, No. Brunswick, NJ 08902

Item 12) Signature for Public Record

/s/ Albert C. Zeller II
Albert C. Zeller II
President	05/24/2001



Note: Assigned NJ Corporate Records File Number: 0400001493


Exhibit 3.2

BY-LAWS OF BLUESKY FILING CORPORATION

ARTICLE I - NAME, PURPOSE, OFFICES

Section 1: The name of the organization shall be BLUESKY FILING
CORPORATION.

Section 2: This Corporation is formed in accordance with NJS 14A:1-1 New Jersey Corporation Act on May 24, 2001.

Section 3: This Corporation is formed for the purpose of selling services related but not limited to the following: Consulting on Filing of Registration Statements pertaining to Securities Registrations.

Section 4: This Corporation has filed a Certificate of Incorporation in accordance with NJS 14A:2(7).

Section 5: Offices. The principal location of the corporation shall be located at: 819 Nassau Street, North Brunswick, New Jersey 08902


ARTICLE II - GENERAL POWERS
Section 1: This Corporation shall have general powers as provided per NJS 14A:3-1

Section 2: Corporation may elect corporate seal changes at any time per NJS 14A:3-1(c)

Section 3: Make modification to BYLAWS per NJS 14A:3-1(k)

Section 4: Corporation Board of Directors may Loan money or property per NJS 14A:6-1 to Officers and or Employees at any time.

Section 5: Corporation Board of Directors may Borrow or obtain funds per NJS 14A:3-1(g)(h)

Section 6: Corporation may use any other rights as defined under NJS 14A:3-2 that were not previously listed on Certificate of Incorporation.

ARTICEL III - SHARES (ALL RELATED ISSUES)

Section 1: Issuance
a)	Per NJS 14A:7-1(2) Corporation may issue more of any class of shares provided amended Certificate of Incorporation has been amended to include such changes

b) Shall not issue any shares when the Corporations Liabilities exceed Assets per NJS 14A:7-14

Section 2: Distribution
a) Shall meet certificate requirements of NJS 14A:7-11
b) Shall be issued with a Stock Subscription Form per NJS 14A:7-3
c)	Shall be issued at any time, anywhere in accordance with NJS
14A:7-3(5b)

d) Shall as applicable have a Par Value issued per NJS 14A:7-8(1)

Section 3: Liability
a) No shareholders are liable for any law as stated under NJS 14A:5-30

Section 4: Transference
a) Corporation may impose restrictions per NJS 14A:7-12

Section 5: Dividends
a) Dividends (when decided by the Board of Directors to be paid) will be Monthly via Corporate Check in accordance with NJS 14A:7-15


ARTICLE IV - ANNUAL MEETING

Section 1: Annual Meeting. The date of the regular annual meeting shall be set by the Board of Directors who shall also set the time and place.

Section 2: Special Meetings. Special meetings may be called by the Chair, or the Executive Committee.

Section 3: Notice. Notice of each meeting shall be given to each voting member, by mail, not less than ten days before the meeting in accordance with NJS 14A:5-4.

ARTICLE V - BOARD OF DIRECTORS

Section 1: Board Role, Size. The Board is responsible for overall policy and direction of the Council, and delegates responsibility for day-to-day operations to the Council Director and committees. The Board shall have up to 4 and no less than 1 member.

Section 2: Liability. The liability of the Board of Directors is limited to the laws of NJS 14A:2-7(3).

Section 3: Meetings. The Board shall meet at least once per month, at an agreed upon time and place per NJS 14A:2-8.

Section 4: Board Elections. Each Director shall hold office until the next annual meeting of shareholders, and until the Directors successor have been elected.

Section 5: Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at the meeting of shareholders. If less than a majority of the outstanding shares are represented at the meeting, a majority of the shares so represented may adjourn the meeting from time to time without notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.


Section 6: Proxies. At all meeting of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by the shareholders duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from its date of execution, unless otherwise provided in the proxy.

Section 7: Voting of Shares. Subject to the provisions of Section 8, each outstanding share entitled to vote upon each matter submitted to a vote at the meeting of shareholders.

Section 8: Non-Cumulative Voting. Every shareholder shall be entitled to vote at each election of directors equivalent to one vote per share owned.

Section 9: Notice. An official Board meeting requires that each Board member have written notice 5 days in advance per NJS 14A:2-8.

Section 10. Officers and Duties. Shall be elected in accordance with NJS 14A:3-1(j) as applicable. There shall be up to five officers of the Board consisting of a Chair, Vice Chair, Secretary and Treasurer. Their duties are as follows (when applicable):

The Chair shall convene regularly scheduled Board meetings, shall preside or arrange for other members of the executive committee to preside at each meeting in the following order: Vice-Chair, Secretary and Treasurer.

The Vice-Chair will chair committees on special subjects as designated by the board.

The Secretary shall be responsible for keeping records of Board actions, including overseeing the taking of minutes at all board meetings, sending out meeting announcements, distributing copies of minutes and the agenda to each Board member, and assuring that corporate records are maintained.

The Treasurer shall make a report at each Board meeting. Treasurer shall chair the finance committee, assist in the preparation of the budget, help develop fundraising plans, and make financial information available to Board members and the public.

Section 11: Vacancies. When a vacancy on the Board exists, nominations for new members must be received from current Board members by the Secretary two weeks in advance of a Board meeting. These nominations shall be sent out to Board members with the regular Board meeting announcement, to be voted upon at the next Board meeting.

Section 12: Resignation, Termination and Absences. Resignation from the Board must be in writing and received by the Secretary in accordance with NJS 14A:6-3(2). A Board member shall be dropped for excess absences from the Board if s/he has six unexcused absences from Board meetings in a year. A Board member may be removed for other reasons (in accordance with NJS 14A:6-6) by a three-fourths vote of the remaining directors.

Section 13: Special Meetings. Special meetings of the Board shall be called upon the request of the Chair or two-third of the Board. Notices of special meetings shall be sent out by the Secretary to each Board member postmarked two weeks in advance.

ARTICLE VI - COMMITTEES

Section 1: The Board may create committees as needed, such as fundraising, housing, etc. The Board Chair appoints all committee chairs.

Section 2: The five officers serve as the members of the Executive Committee per NJS 14A:6-9. Except for the power to amend the Articles of Incorporation and Bylaws, the Executive Committee shall have all of the powers and authority of the Board of Directors in the intervals between meetings of the Board of Directors, subject to the direction and control of the Board of Directors.

Section 3: Removal from office. A Corporate Officer may be removed from office in accordance with NJS 14A:6-16.

Section 4: Finance Committee. The Treasurer is chair of the Finance Committee, which includes three other Board members. The Finance Committee is responsible for developing and reviewing fiscal procedures, a fundraising plan, and annual budget with staff and other Board members. The Board must approve the budget, and all expenditures must be within the budget. Any major change in the budget must be approved by the Board or the Executive Committee. The fiscal year shall be the calendar year. Annual reports are required to be submitted to the Board showing income, expenditures and pending income. The financial records of the organization are public information and shall be made available to the membership, Board members and the public.

ARTICLE VII - AMENDMENTS
Section 1: These Bylaws may be amended when necessary by a two-thirds majority of the Board of Directors. Proposed amendments must be submitted to the Secretary to be sent out with regular Board announcements.

Section 2: The Corporations Certificate of Incorporation may be amended at any time per NJS 14A:9-1 - 14A:9-5,

These Bylaws were approved at a meeting of the Board of Directors of BLUESKY FILING CORPORATION on May 25, 2001.


/s/Albert C. Zeller, II			05/25/2001
President				Date


EXHIBIT 4.1	Stock Certificate Sample

FRONT OF CERTIFICATE

             Incorporated under the Laws of New Jersey

_______________						____________
Number							Shares

			   BlueSky Filing Corporation
         Authorized to Issue Common Stock, 1,000,000,000 Shares
No Par Value Per Share

This Certifies that _________________________________ is the registered holder of ________________________________Shares
transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In witness whereof, said Corporation had caused this Certificate to be signed By its duly authorized officers and its Corporate Seal to be hereunto affixed

This ______ day         		of _____________ A.D. ___________


					(SEAL)        _______________________
							President

BACK OF CERTIFICATE

For Value Received, ___________hereby sell, assign and transfer
Unto ____________________________________________
_______________________________________________ Shares
represented by the within Certificate, and do hereby
irrevocable constitute and appoint
__________________________________________Attorney
to transfer the aid Shares on the books of the within named
corporation with full power of substitution in the premises.
Dated __________________
In presence of  ______________________________
_____________________________________________



EXHIBIT 4.2 WARRANT AGREEMENT(S)


BlueSky Filing Corporation

(Organized under the laws of the State of New Jersey)

Warrant for the Purchase of 10,000,000 Units/Shares

FOR VALUE RECEIVED, BlueSky Filing Corporation., a New Jersey
Corporation (the "Company"), hereby verifies that

-----------------Albert C. Zeller, II---------------

(the "Holder") is entitled, subject to the provisions of this warrant (the "Warrant"), to purchase from the Company, at any time, or from time to time during the period commencing at 7:00 p.m. New York City local time on May 25, 2001 (the "Base Date"), and expiring upon 5 years after the Company has been listed upon/on a nationally recognized "Stock Exchange" (Amex, Nasdaq, Etc.) (the "Termination Date") up to TEN MILLION UNITS/SHARES of the Company Stock at a price of $0.00 per Unit (such exercise price per unit being hereinafter referred to as the "Exercise Price").

     The term "Unit" means the Units of the Company as constituted on the Base Date, together with any other equity securities that may be issued by the Company. In addition thereto or in substitution therefor. The number of Units to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth. The Units deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Units."

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

     The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held, subject to all of the conditions, limitations and provisions set forth herein.

     1. Exercise of Warrant. This Warrant may be exercised in whole or in part at any time, or from time to time, during the period commencing at 7:00 p.m. New York City local time, on the Base Date and expiring at 5:00 p.m., New York City local time, on the Termination Date or if such day is a day on which banking institutions in the City of New York are authorized by law to close, then on the next succeeding day that shall not be such a day, by presentation and surrender hereof to the Company at its principal office with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company), of the Exercise Price for the number of Units specified in such Form and instruments of transfer, if appropriate, duly executed by the Holder or his or her duly authorized attorney. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Units purchasable hereunder. Upon receipt by the Company of this Warrant, together with the Exercise Price, in proper form for exercise, the Holder shall be deemed to be the holder of record of the Units issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or that certificates representing such Units shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Units on exercise of this Warrant.

     2. Reservation of Units. The Company will at all times reserve for issuance and delivery upon exercise of this Warrant all Units or other equity securities of the Company (and other securities and property) from time to time receivable upon exercise of this Warrant. All such Units (and other securities and property) shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable and free of all preemptive rights.

     3. Restrictions Upon Transferability of Warrant and Warrant Stock; Transfer to Comply with the Securities Act of 1933 and the Subscription Agreement. Neither this Warrant nor the Warrant Units issuable upon exercise of this Warrant have been registered under the Securities Act of 1933, as amended (the "Act"). Holders hereof and thereof shall be subject to such restrictions upon the sale or other disposition thereof, all as more fully set forth in or referred to in the Subscription Agreement of even date herewith between the Company and the Holder (the "Subscription Agreement"). The Subscription Agreement are incorporated by reference as an integral part of this Warrant.

    4. Exchange, Transfer, Assignment or Loss of Warrant. This Warrant cannot be exchanged, transferred or assigned otherwise than in accordance with the provisions of the Subscription Agreement. If the provisions of the Subscription Agreement are complied with, upon surrender of this Warrant to the Company with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the heir, devisee or assignee named in such instrument of assignment and this Warrant shall promptly be cancelled.

    5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a Unitholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

    6. Redemption. This Warrant is not redeemable by the Company.

    7. Adjustment of Number and Kind of Securities Purchasable upon Exercise of Warrant.

       (a) Definitions. As used in this Agreement, the following terms have the following respective meanings:

           (i) "Convertible Securities" means any evidence of indebtedness, units or other securities directly or indirectly convertible into or exchangeable for Units.

           (ii) "Issue" means to grant, issue, sell assume, or fix a record date for determining persons entitled to receive, any security (including Options), whichever of the foregoing is the first to occur.

       (b) Unit Distributions. In case at any time the Company shall declare a dividend or make any other distribution upon any Units of the Company which is payable in Units or Convertible Securities, any Units or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

       (c) Subdivision or Combination of Units. In case the Company shall at any time subdivide the outstanding Units into a greater number of Units, the number of Units issuable upon exercise of this Warrant immediately prior to such subdivision shall be proportionately increased, and conversely, in case the outstanding Units shall be combined at any time into a smaller number of Units, the number of Units issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately reduced.

        (d) Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. In case the Company (i) consolidates with or merges into any other entity and is not the continuing or surviving entity of such consolidation or merger, or (ii) permits any other entity to consolidate with or merge into the Company and the Company is the continuing or surviving Company but, in connection with such consolidation or merger, the Units are changed into or exchanged for units or other securities of any other entity or cash or any other assets, or (iii) transfers all or substantially all of its properties and assets to any other entity, or (iv) effects a reorganization or reclassification of the equity of the Company in such a way that holders of Units shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Units, then, and in each such case, proper provision shall be made so that, upon the exercise of this Warrant at any time after the consummation of such consolidation, merger, transfer, reorganization or reclassification, each Holder shall be entitled to receive (at the aggregate Exercise Price in effect for Units issuable upon such exercise of this Warrant immediately prior to such consummation). In lieu of Units issuable upon such exercise of this Warrant prior to such consummation, the stock and other securities, cash and assets to which such Holder would have been entitled upon such consummation if such Holder had so exercised this Warrant immediately prior thereto (subject to adjustments subsequent to such action as nearly equivalent as possible to the adjustments provided for in this Section 7).

      (e) Notice of Adjustments. Whenever the number of Units issuable upon the exercise of this Warrant is adjusted, as provided in this
Section 7, the Company shall prepare and mail to each Holder a certificate setting forth (i) the number of Units issuable upon the exercise of this Warrant after such adjustment, (ii) a brief statement of the facts requiring such adjustment and (iii) the computation by which such adjustment was made.

      (f) No Change of Warrant Necessary. Irrespective of any adjustment in the number or kind of securities issuable upon exercise of this Warrant, unless the Holder of this Warrant otherwise requests, this Warrant may continue to express the same price and number and kind of Units as are stated in this Warrant as initially Issued.

      (g) Certain Adjustment Rules.

          (i) The provisions of this Section 7 shall similarly apply to successive transactions.

          (ii) If the Company shall declare any distribution referred to in Section 7(b) and shall legally abandon such distribution prior to payment, then no adjustment shall be made pursuant to this Section 7 in respect of such declaration.

   8. Leased. Upon exercise of this Warrant and the issuance of any of the Warrant Units hereunder, all certificates representing Units shall bear on the face thereof substantially the legend set forth herein.

   9. Applicable Law. This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of New Jersey.

   10. Notice. Notices and other communications to be given hereunder shall be given in accordance with the Subscription Agreement.

   IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, by its duly authorized officer.

                                       BLUESKY FILING CORPORATION


                                       By: /s/ Albert C. Zeller, II
                                           --------------------
                                           Albert C. Zeller, II
					   President


EXHIBIT 5.1 OPINION OF COUNSEL AND CONSENT

Louis Sancinito, Esq
PO Box 7785
North Brunswick, NJ 08902
(732)249-6711

July 31, 2001

Board of Directors
BlueSky Filing Corp.
819 Nassau Street
North Brunswick, NJ 08902

Re: BLUESKY FILING CORPORATION

Gentlemen:

I have been requested to render an opinion on the 500,000 shares of BlueSky proposed to be sold pursuant the BlueSky's Registration Statement on Form SB-2. In rendering this opinion, I have reviewed BlueSky's Registration on Form SB-2, company articles of incorporation and by laws and other corporate documents. All representations made to me in BlueSky's documents and by company officers and directors are deemed to be accurate. It is my opinion that the shares to be issued will be free trading shares. It is further my opinion that:

1. BlueSky Filing is a corporation duly organized, validly existing and in good standing and is qualified to do business in each jurisdiction in which such qualification is required.

2. That the shares of Common stock to be issued by BlueSky have been reserved and are duly and properly approved by BlueSky's Board of Directors.

3. That the shares of stock, when and as issued, will be fully paid and non-assessable, and will be a valid and binding obligation of the corporation.

4. That the shares of Common stock have not been but will be registered under the Securities Act of 1933, as amended (the "Act"), and will be registered by coordination with or exempt from the securities laws of the state jurisdictions in which they will be sold.

I hereby consent to the use of this opinion in BlueSky's Registration Statement on Form SB-2.


Very truly yours,

Louis Sancinito, Esq.


EXHIBIT 23.1           CONSENT OF INDEPENDENT ACCOUNTANT

I hereby consent to the inclusion of my independent accountant's report dated May 31, 2001 and the related statements of income, stockholder's equity, and cash flows for the period May 25, 2000 (inception) in the Registration Statement on Form SB-2, and any other references to me in the Registration Statement.


ROGELIO G. CASTRO
---------------------------
Rogelio G. Castro
Certified Public Accountant
Oxnard, California
May 31, 2001


EXHIBIT 99.1

Share Purchase Agreement

The undersigned, _________________________________ the "Subscriber"
hereby subscribes for the purchase of _________ (number of shares) of the Common Stock of BLUESKY FILING CORPORATION, a New Jersey Corporation, in consideration in the sum of $ _______________ and submits a total subscription price with this subscription agreement (minimum, 100 [one hundred] shares, at $0.10 per share [$10.00]).

To be Paid With (US Funds Only.): (check one)
____Check ____Money Order (You may fax check and agreement to number on bottom of this form.)

Subscribed to as: (check one): ____Individual, ___ Corporation, ____Trust, ___Minor, with Adult Custodian under Uniform Gift to Minors Act, ___ Tenants in Common, ____Joint Tenants with Rights of Survivorship, ____Existing Partnership

RESIDENCY: I am a bona-fide resident of the State of _____________________.

For the person (s) who will be the registered shareholder(s):

Full Legal Name: _____________________________________________________________

Social Security or Taxpayer ID Number: _______________D.O.B. _____/______/_____

Telephone Number: Business ( ____ ) ___________ Home ( ____ ) ________________

(Mailing Address) ____________________________________________________________

City, State & Zip Code: ______________________________________________________

(Physical Address) ___________________________________________________________

City, State & Zip Code: ______________________________________________________

Minors Name (if applicable): _________________________________________________

NO SHARE PURCHASE AGREEMENT IS EFFECTIVE UNTIL ACCEPTANCE
I have read and understand the Offering Circular by which the shares are offered. I represent that I am purchasing for investment purposes only and understand there may be risks involved. If and when accepted by BLUESKY FILING CORPORATION, (the "Company"), this Subscription Agreement shall constitute a subscription for shares of Common Stock, with no par value, of the Company. An accepted copy of this Agreement will be returned to you as your receipt, and a stock certificate will be mailed to you shortly thereafter.

Signature: _____________________________________________ Date ________________

Subscription is hereby accepted and approved by BLUESKY FILING CORPORATION:

Accepted By: ___________________________________________ Date ________________
		Corporate Officer


Bluesky Filing Corporation, 819 Nassau Street, North Brunswick, New Jersey 08902(732) 249-0315 Phone - (707) 222-7734 Fax